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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-04489) of SOLA International Inc. of our report dated June 18, 2003, relating to the financial statements and schedule of the SOLA 401(k) Savings Plan (formerly the Sola Optical 401(k) Savings Plan) included in this Annual Report on Form 11-K.

By /s/ Mohler, Nixon & Williams
       -------------------------
       MOHLER, NIXON & WILLIAMS
       Accountancy Corporation

Campbell, California
June 26, 2003